Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-281582 on Form S-3 and Registration Statement Nos. 333-278196, 333-273276, 333-285732, and 333-285731 on Form S-8 of our report dated March 12, 2025, relating to the financial statements of Sagimet Biosciences Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California

March 11, 2026